Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(20,840)
Unrealized Gain (Loss) on Market Value of Commodity Futures	1,454,650
Dividend Income	73,746
Interest Income	42,360
ETF Transaction Fees	1,400
Total Income (Loss)	$1,551,316

Expenses
General Partner Management Fees	$19,969
Professional Fees	9,340
Brokerage Commissions	881
Directors' Fees and Insurance	2,383
License fees	499
Total Expenses	$33,072
Net Income (Loss)	$1,518,244

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/26	$40,704,362
Additions (150,000 Shares)	5,503,317
Withdrawals (100,000 Shares)	(3,744,634)
Net Income (Loss)	1,518,244

Net Asset Value End of Month	$43,981,289
Net Asset Value Per Share (1,150,000 Shares)	$38.24

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596